UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 30, 2008 (Date of earliest event reported)
Fightersoft Multimedia Corp. (Exact name of registrant as specified in its charter)

NV (State or other jurisdiction of incorporation)	000-52507 (Commission File Number)	20-1480203 (IRS Employer Identification Number)

2764 Lake Sahara Drive, Suite 111 Las Vegas, NV (Address of principal executive offices)		89117 (Zip Code)
(604) 331-1459 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2008, the Board of Directors appointed the following individuals to the following offices:

1.

Ronald Joosten, Chief Operation Officer and Senior Vice President of Corporate Affairs.

2.

Robert Paul van Kleef, Vice President of Europe, the Middle East and African.

3.

Rene Marcel Betlam, Senior Manager of International Business Development.

There are no family relationships between the appointed officers and any of the executive officers of the Company.  There are no transactions between the Company and the appointed officers required to be reported hereunder.  Following is a history of Ronald Joosten’s work experience.

University of Amsterdam – economic faculty

1985 – 1990

Propedeuse degree

Ronald Joosten is a specialized business developer, involved in managing and growing business in the media, television, travel, internet and technology industries.

Since the year 2000 Ronald Joosten has been involved with:

•

Ticketingsolutions (United Kingdom – The Netherlands)

•

Lastminute.com (United Kingdom – The Netherlands)

•

ATP/RTL Reizen (The Netherlands)

•

Liberty TV (The Netherlands)

•

My Trusted House (Europe – Asia)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: 5th May, 2008	FIGHTERSOFT MULTIMEDIA CORP. By: /s/ Stephen L. Burke Stephen L. Burke, CEO and Director